UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 1, 2022

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	New York Stock Exchange

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 1, 2022, Sempra Energy (the “Company” or “Sempra”) completed the sale to Black Silverback ZC 2022 LP (as successor-in-interest to Black River B 2017 Inc., the “Purchaser”), a wholly owned affiliate of the Abu Dhabi Investment Authority, of 10% of the outstanding Class A Units of Sempra’s subsidiary, Sempra Infrastructure Partners, LP (“Sempra Infrastructure”), for an aggregate purchase price of $1.73 billion (the “Minority Interest Sale”). Upon completing the Minority Interest Sale, the Company, the Purchaser and KKR Pinnacle Investor L.P., an affiliate of Kohlberg Kravis Roberts & Co. L.P. (collectively with the Purchaser, the “Minority Partners”), entered into a second amended and restated agreement of limited partnership of Sempra Infrastructure (the “Amended LP Agreement”) that governs their respective rights and obligations in respect of their ownership of Sempra Infrastructure. Pursuant to the Amended LP Agreement, the Company generally maintains control of Sempra Infrastructure as the 70% owner, with the Minority Partners having certain minority protections.

The Minority Interest Sale was completed pursuant to a purchase and sale agreement dated December 21, 2021 (the “Purchase Agreement”). The terms of the Purchase Agreement and the Amended LP Agreement are described more fully in Sempra’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 21, 2021, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: June 1, 2022	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer